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                                                                 EXHIBIT 10.7

                        AMENDMENT OF EMPLOYMENT AGREEMENT

         This AMENDMENT OF EMPLOYMENT AGREEMENT, entered this 26th day of April, 2000.

         WHEREAS, as of February 1, 1999, MTR Gaming Group, Inc., a Delaware corporation having its principal office at State Route 2 South, Chester, West Virginia 26034, together with all of its subsidiaries whether now existing or hereafter formed or acquired (collectively, the "Company"), and Edson R. Arneault, 7400 Biscayne Way Southeast, Grand Rapids, Michigan 49456 ("Executive") entered an employment agreement pursuant to which Executive is to serve as president, chief executive officer and chairman of the Company for a term ending January 31, 2004 (the "Employment Agreement"); and

         WHEREAS, on December 27, 1999, the Company closed a credit facility with Wells Fargo Bank pursuant to a Credit Agreement dated as of December 20, 1999 for a term ending December 23, 2004; and

         WHEREAS, Section 5.09(l) of the Credit Agreement requires the Company to maintain throughout the term of the credit facility key man life insurance on Executive in the amount of $8,000,000; and

         WHEREAS, the Company wishes to extend the term of the Employment Agreement with Executive in order to accommodate the requirements of the Company's lender, and the Executive is willing to extend the Employment Agreement pursuant to the terms hereof.

         NOW THEREFORE, the parties, in reliance upon the mutual promises and covenants herein contained, do hereby agree as follows:

     1. In Paragraph 2 of the Employment Agreement, the date January 31, 2004 is hereby replaced with the date December 31, 2004.


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     2. Paragraph 4(c) of the Employment Agreement, concerning performance bonus, is hereby amended by adding the following to the end of the existing Paragraph 4(c):

                  "Subject to the same terms, conditions and provisos set forth in this Paragraph 4(c) above with respect to calendar years 1999 through 2003, for calendar year 2004, unless Executive's employment shall have been terminated for Cause (as defined in Section 5(d) hereof), Executive shall be entitled to a cash payment equal to 1% of the gross operating revenue of the Company to the extent such operating revenue exceeded the operating revenue of the Company for the fiscal year ended December 31, 1999 (I.E., $113,421,000)."

     3. Paragraph 4 of the Employment Agreement is hereby further amended by the addition of the following Paragraph 4(j):

                  "Notwithstanding any provision to the contrary contained herein, to the extent Executive's total compensation for any calendar year would otherwise exceed the amount the Company is permitted to deduct as compensation expense for federal income tax purposes (the "IRS Maximum"), Executive hereby agrees to defer the time for payment of any amounts above the IRS Maximum until January of the next calendar year in which payment of such amount will not result in compensation exceeding the IRS Maximum. In no event, however, shall this Paragraph 4(j) result in or be construed as a waiver of the right to such compensation."

     4. Paragraph 5(g) of the Employment Agreement is hereby amended by adding the following at the end thereof:

                  "To the extent the Company purchases residential real property for the use of Executive and/or the Company in Nevada or other jurisdictions in which the Company conducts or is seeking to conduct gaming operations, then in the event of such termination of the Period of Employment, Executive shall have the right to purchase such property on the same terms and conditions.

                  With respect to any purchases pursuant to this Paragraph 5(g), the Executive shall have forty-five (45) days in which to notify the Company of his intent to exercise such right, with closing to occur within a reasonable time thereafter. Further, Executive's rights hereunder shall not be transferable."

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                           MTR GAMING GROUP, INC.



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/s/ Edson R. Arneault                     /s/ Robert L. Ruben
----------------------                    -------------------
Edson R. Arneault                         Robert L. Ruben, Assistant Secretary,
                                           Chairman of the Compensation
                                           Committee


                                          /s/ Robert A. Blatt
                                          --------------------
                                          Robert A. Blatt, Assistant Secretary,
                                           Member of the Compensation
                                           Committee

                                          /s/ Edson R. Arneault
                                          ----------------------
                                           Edson R. Arneault, President and
                                           Chief Executive Officer


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